UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEMTREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0399914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

135 Fell Court

Hauppauge, NY 11788

(631) 756-9116

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange St.

Wilmington, DE 19801

(302) 658-7581 (Tel.)

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

The Doney Law Firm

Scott Doney, Esq.

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment filed thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2024

PROSPECTUS

Cemtrex, Inc.

$50,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities, Units

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $50,000,000 but may be further limited in any 12-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3, pertaining to primary offerings by certain registrants, which includes our Company. As of December 18, 2024, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $5,068,977, based on 1,724,142 shares outstanding held by non-affiliates, and a price per share of $2.94 based on the closing sale price of our common stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities under this Registration Statement pursuant to General Instruction I.B.6 of Form S-3. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CETX.” On December 18, 2024, the last reported sale price for our common stock on the Nasdaq Capital Market was $2.94 per share. Our Series 1 Preferred Stock is quoted on the OTC Markets under the symbol “CETXP.” On December 18, 2024, the last reported sales price for our Series 1 Preferred Stock was $0.11 per share.

We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 3 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the information discussed under “Risk Factors” in this prospectus and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Registrant,” “Cemtrex,” “Company,” “we,” “us” and “our” refer to Cemtrex, Inc.

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

We may file a prospectus supplement to add to, update or change the information contained in this prospectus and, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information.”

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THE COMPANY

Overview

The Company’s reporting segments consist of Security and Industrial Services. Additionally, the Company’s operational structure also reports unallocated corporate expenses.

Security

Our Security segment operates under the brand of our majority owned subsidiary, Vicon Industries, Inc. (“Vicon”), which provides end-to-end security solutions to meet the toughest corporate, industrial, and governmental security challenges. Vicon’s products include browser-based video monitoring systems and analytics-based recognition systems, cameras, servers, and access control systems for every aspect of security and surveillance in industrial and commercial facilities, federal prisons, hospitals, universities, schools, and federal and state government offices. Vicon provides innovative, mission critical security and video surveillance solutions utilizing Artificial Intelligence (AI) based data algorithms.

Industrial Services

Our Industrial Services segment operates under the brand, Advanced Industrial Services (“AIS”), which offers single-source expertise and services for rigging, millwrighting, in plant maintenance, equipment erection, relocation, and disassembly to diversified customers. AIS installs high precision equipment in a wide variety of industrial markets like automotive, printing & graphics, industrial automation, packaging, and chemicals, among others. AIS is a leading provider of reliability-driven maintenance and contracting solutions for machinery, packaging, printing, chemical, and other manufacturing markets. The focus is on customers seeking to achieve greater asset utilization and reliability to cut costs and increase production from existing assets, including small projects, sustaining capital, turnarounds, maintenance, specialty welding services, and high-quality scaffolding.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended September 30, 2023, and each subsequent Form 10-Q and any Form 8-K we file. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Corporate and Other Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 135 Fell Court Hauppauge, NY 11788, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus, and is intended for informational purposes only.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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RISK FACTORS

An investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed herein and under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, (ii) in this prospectus supplement and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended September 30, 2023 and 2022 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 8-K, 10-Q and 10-K filed with the SEC.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

General

The descriptions of our capital stock and certain provisions of our certificate of incorporation, as amended, and bylaws, as amended, are summaries and are qualified by reference to the certificate of incorporation, as amended, and bylaws, as amended, that are currently in effect. Copies of these documents have been filed with the SEC and are incorporated by reference herein. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Our certificate of incorporation, as amended, provides for common stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 60,000,000 shares, all with a par value of $0.001 per share, of which 50,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.

Common Stock

Voting Power; Dividends. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock.

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any of our outstanding preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro-rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

We may issue additional shares of our common stock and our preferred stock, if authorized by the board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on the Nasdaq Capital Market under the symbol CETX.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Clear Trust LLC, Lutz, Florida.

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Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. We have no present plans to issue any additional shares of preferred stock.

Series A Preferred Stock

Pursuant to the certificate of designation relating to those shares, each issued and outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 1.01, and divided by (ii) the total number of shares of series A preferred stock outstanding at the time of such vote, at each meeting of our stockholders with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors.

Our series A preferred stock has equal distribution rights with our common stockholders upon liquidation, dissolution or winding-up of our company, and otherwise has no pre-emptive, subscription, conversion or redemption rights.

Series C Preferred Stock

On October 3, 2019, pursuant to Article IV of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock are entitled to the number of votes per share equal to the result of (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of shares of Series C Preferred Stock outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

Series 1 Preferred

As of December 18, 2024, 2,579,994 shares of series 1 preferred stock (the “series 1 preferred”), were issued and 2,515,894 outstanding having the following powers, preferences and rights:

Dividends. Holders of the series 1 preferred are entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of series 1 preferred, valued at their liquidation preference. The series 1 preferred ranks senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

Liquidation Preference. The series 1 preferred has a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of series 1 preferred, and then pari passu to the holders of the series A preferred stock and our common stock. The holders of series 1 preferred have preference over the holders of our common stock on any liquidation, dissolution or winding up of our company. The holders of series 1 preferred also have preference over the holders of our series A preferred stock.

Voting Rights. Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the series 1 preferred vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of shares of series 1 preferred is entitled to two votes for each share of series 1 preferred held on the record date as though each share of series 1 preferred were two shares of our common stock. Holders of the series 1 preferred vote as a class on any amendment altering or changing the powers, preferences or rights of the series 1 preferred so as to affect them adversely.

No Conversion. The series 1 preferred are not convertible into or exchangeable for shares of our common stock or any other security.

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Rank. The series 1 preferred ranks with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, as applicable:

●	senior to our series A preferred stock, common stock and any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the series 1 preferred;
●	on a parity with any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the series 1 preferred;
●	junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the series 1 preferred and the common stock; and
●	junior to all of our existing and future indebtedness.

In addition, the series 1 preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

Redemption. We may mandatorily redeem any or all of the series 1 preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of series 1 preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. The mandatory redemption price for any shares of series 1 preferred is an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption.

From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

●	the shares will no longer be deemed outstanding;
●	the holders of the shares, as such, will cease to be stockholders; and
●	all rights with respect to the shares of series 1 preferred will terminate except the right of the holders to receive the redemption price, without interest.

We may also repurchase, outside of our mandatory redemption rights, any shares of series 1 preferred in privately-negotiated transactions or in open market purchases on Nasdaq, subject to applicable regulations regarding issuer repurchases of their capital stock. In such cases, we would most likely do so at prices lower than the price at which we are entitled to mandatorily redeem the shares.

No Other Rights. The holders of the series 1 preferred have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Trading. The series 1 preferred is quoted on the OTC Markets under the symbol CETXP.

Transfer Agent and Registrar. Clear Trust, LLC, Florida, is the transfer agent and registrar for our series 1 preferred.

Anti-Takeover Provisions

The terms of our shares of series A, none are issued and outstanding at this time, and series C preferred stock, held by Saagar Govil, our CEO, may also have the effect of discouraging a takeover of our company. Pursuant to the certificate of designation for our Series A preferred stock, each outstanding share of Series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of such vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. Pursuant to the certificate of designation for our Series C preferred stock, each issued and outstanding Series C Preferred Share shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company (The “Common Shares”) issued and outstanding at the time of such vote multiplied by 10.01; divided by (ii) the total number of Series C Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Holders of Series C Preferred Shares shall vote together with the holders of Common Shares as a single class. As a result of Saagar Govil’s ownership of our Series C preferred stock, our management stockholders control, and will control in the future, substantially all matters requiring approval by the stockholders of our company, including the election of all directors and approval of significant corporate transactions. Given this continuing voting interest of our series A preferred stock and series C preferred stock, its holder will be able to exert significant influence over all corporate activities including the outcome of tender offers, mergers, proxy contests or other purchases of common stock, which could discourage others from initiating changes of control.

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Our certificate of incorporation, in order to combat “greenmail,” provides in general that any direct or indirect purchase by us of any of our voting stock or rights to acquire voting stock known to be beneficially owned by any person or group which holds more than 5% of a class of our voting stock and which has owned the securities being purchased for less than two years must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of voting stock, subject to certain exceptions. The prohibition of “greenmail” may tend to discourage or foreclose certain acquisitions of our securities, which might temporarily increase the price of our securities. Discouraging the acquisition of a large block of our securities by an outside party may also have a potential negative effect on takeovers. Parties seeking control of our company through large acquisitions of our securities will not be able to resort to “greenmail” should their bid fail, thus making such a bid less attractive to persons seeking to initiate a takeover effort.

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or entity who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation’s voting stock. The statute contains provisions enabling a corporation to avoid the statute’s restrictions if the stockholders holding a majority of the corporation’s voting stock approve.

Indemnification of Directors and Officers

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or between us and the holder. If we elect to use a warrant agent, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial holders of warrants.

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We will distribute a prospectus supplement with regard to each issue of warrants under this prospectus. Each prospectus supplement will describe:

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

●	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

●	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

●	the period during which you may exercise the warrants;

●	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

●	the amount of warrants or rights outstanding;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Except for certain participation rights as set forth in the warrants or as otherwise specified, prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including:

●	in the case of warrants for the purchase of common stock or preferred stock, the right to vote on the common stock or preferred stock purchasable upon exercise; or

●	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either be senior debt securities or subordinated debt securities and may be secured or unsecured obligations. We may also issue convertible debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Cemtrex.

Any indenture or form of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable indenture of various terms.

The indentures might not limit the aggregate principal amount of debt securities that we may issue and may provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

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Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

●	the title of the series of the offered debt securities;

●	the price or prices at which the offered debt securities will be issued;

●	any limit on the aggregate principal amount of the offered debt securities;

●	the date or dates on which the principal of the offered debt securities will be payable;

●	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

●	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

●	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

●	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

●	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

●	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

●	the denominations in which the offered debt securities will be issued;

●	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

●	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

●	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

●	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

●	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

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●	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

●	whether the offered debt securities will be senior or subordinated debt securities;

●	whether the offered debt securities will be secured or unsecured, and the terms of any secured debt;

●	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

●	any other specific terms of the offered debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

The applicable prospectus supplement may contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of common shares, preferred shares, warrants, debt securities or other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. Each unit may be issued under a separate unit agreement to be entered into between us and, at our discretion, a bank or trust company, as unit agent, all as will be set forth in the prospectus supplement relating to the particular issue of units. The unit agent, if any, will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any holders of units or beneficial owners of units. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of any applicable unit agreement. Reference is made to the prospectus supplement relating to the particular issue of units offered pursuant to such prospectus supplement for the terms of and information relating to such units, including, where applicable:

●	the specific designation and terms of the units and of the securities comprising the units, and the number of such securities comprising each unit;

●	the price or prices at which such units will be issued;

●	whether the units are to be sold separately or with other securities;

●	whether the units will be issued in definitive or global form or in any combination of these forms;

●	the identity of the unit agent for the units and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the units or any securities comprising the units on any securities exchange;

●	the designation and terms of any equity securities or warrants included in the units;

●	the designation, aggregate principal amount, currency and terms of any debt securities included in the units;

●	if applicable, the date from and after which any units and the securities comprising the units will be separately transferable;

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●	information with respect to book-entry procedures, if any; and

●	any additional terms of the units or of the securities comprising the units, including terms, procedures and limitations for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement. We may also sell equity securities covered by this registration statement in “at the market offerings.”

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting underwriter compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Capital Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange. This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements at September 30, 2023 and 2022, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Grassi & CO., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 28, 2023;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2023, filed with the SEC on February 14, 2024, for the quarterly period ending March 31, 2024, filed with the SEC on May 14, 2024, and for the quarterly period ending June 30, 2024, filed with the SEC on August 14, 2024;

●	Our Current Reports on Form 8-K (or Form 8-K/A) filed with the SEC on May 26, 2023, July 7, 2023, July 28, 2023, August 4, 2023, August 23, 2023, September 12, 2023, September 19, 2023, December 6, 2023 December 26, 2023, January 3, 2024, January 22, 2024, March 18, 2024, May 1, 2024, May 3, 2024, May 16, 2024, June 17, 2024, August 2, 2024, August 23, 2024, September 18, 2024, September 30, 2024, October 16, 2024, October 28, 2024, November 21, 2024, December 5, 2024, December 13, 2024; and

●	The description of our capital stock contained in our registration statement on Form 10-12G filed with the SEC on November 25, 2008, including any amendments or reports filed for the purpose of updating such description (including as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 28, 2023).

You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Saagar Govil

Chief Executive Officer

Cemtrex, Inc.

135 Fell Court

Hauppauge, NY 11788

Tel. no. (631) 756-9116

We also maintain a website at www.Cemtrex.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the anticipated costs and expenses payable by Cemtrex, Inc. (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$7,655
Legal fees and expenses	5,000
Accounting fees and expenses	7,500
Trustee and transfer agent fees	*
Printing and miscellaneous expenses	*
Total	$20,155

*	These fees are calculated based upon the number and type of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

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Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 16. Exhibits.

  (a) Exhibits

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement:

Exhibit		Incorporated by Reference	Filed or Furnished
Number	Exhibit Description	Form	Filing Date	Herewith
1.1*	Form of Underwriting Agreement
2.1	Stock Purchase Agreement, dated December 15, 2015	Form 8-K/A	9/26/2016
3.1	Certificate of Incorporation filed with the State of Delaware.	Form 10-12G	5/22/2008
3.2	Bylaws	Form 10-12G	5/22/2008
3.3	Amendment to Certificate of Incorporation	Form 10-12G	5/22/2008
3.4	Amendment to Certificate of Incorporation	Form 10-12G	5/22/2008
3.5	Amendment to Certificate of Incorporation	Form 10-12G	5/22/2008
3.6	Amendment to Certificate of Incorporation	Form 10-12G	5/22/2008
3.7	Amendment to Certificate of Incorporation	Form 8-K	8/22/2016
3.8	Certificate of Designation of the Series A Preferred Shares	Form 8-K	9/10/2009
3.9	Certificate of Designation of the Series 1 Preferred Shares	Form 8-K	1/24/2017
3.10	Amendment to Certificate of Incorporation	Form 8-K	9/8/2017
3.11	Certificate of Correction to the Certificate of Amendment	Form 8-K	6/12/2019
3.12	Amended Certificate of Designation of the Series 1 Preferred Shares	Form 8-K	4/1/2020

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Exhibit		Incorporated by Reference	Filed or Furnished
Number	Exhibit Description	Form	Filing Date	Herewith
3.13	Amendment to Certificate of Incorporation	Form 10-K	1/5/2021
3.14	Certificate of Correction to the Certificate of Amendment	Form 10-Q	5/28/2021
3.15	Amendment to Certificate of Incorporation	Form 8-K	1/20/2023
4.1	Form of Subscription Rights Certificate	Form S-1	8/29/2016
4.2	Form of Series 1 Preferred Stock Certificate	Form S-1	8/29/2016
4.3	Form of Series 1 Warrant	Form S-1	8/29/2016
4.4	Form of Common Stock Purchase Warrant	Form 8-K	3/22/2019
4.5	Form of Prefunded Warrant	Form S-1/A	4/23/24
4.6	Form of Series A Common Stock Purchase Warrant	Form S-1/A	4/23/24
4.7	Form of Series B Common Stock Purchase Warrant	Form S-1/A	4/23/24
4.8*	Form of Indenture
4.9*	Form of Note
4.10*	Form of Warrant
4.11*	Form of Unit Certificate
5.1	Opinion of the Doney Law Firm			X
10.1	Amendment of the Term Loan Agreement between Vicon and NIL Funding, dated March 3, 2023	Form 10-Q	5/11/2023
10.2	Amendment to Loan Documents Between Advanced Industrial Services, Inc. and Fulton Bank, N.A.	Form 10-Q	5/11/2023
10.3	Amendment to Promissory Note Between Cemtrex, Inc. and Streeterville Capital, LLC	Form 10-Q	5/11/2023
10.4	Securities Purchase Agreement dated June 1, 2020	Form 8-K	6/4/2020
10.5	Securities Purchase Agreement dated June 9, 2020	Form 8-K	6/12/2020
10.6	Settlement Agreement and Release between Cemtrex, Inc. and Aron Govil dated February 26, 2021	Form 8-K	2/26/2021
10.7	Securities Purchase Agreement dated February 22, 2022	Form 10-Q	5/16/2022
10.8	Amendment of the Term Loan Agreement between Vicon and NIL Funding, dated March 30, 2022	Form 10-Q	5/16/2022
10.9	Asset Purchase agreement between Cemtrex, Inc. and Saagar Govil, dated November 22, 2022	Form 8-K	11/29/2022
10.1	Asset Purchase agreement between Cemtrex, Inc. and Saagar Govil, dated November 22, 2022	Form 8-K	11/29/2022
10.11	Simple Agreement for Future Equity (SAFE) between Cemtrex, Inc. and Saagar Govil, dated November 18, 2022	Form 8-K	11/29/2022
10.12	2020 Equity Compensation Plan	Form S-8	8/17/2020
10.13	Asset Purchase Agreement, dated as of June 7, 2023	Form 8-K	12/6/2023
10.14	Form of Lock-Up Agreement	Form S-1/A	4/23/24
10.15	Note Purchase Agreement between Cemtrex Inc. and Streeterville Capital, LLC, dated September 30, 2021	Form S-1/A	4/30/24
10.16	Amendment to Promissory Note between Cemtrex Inc. and Streeterville Capital, LLC, dated September 14, 2022	Form S-1/A	4/30/24
10.17	Amendment to Promissory Note between Cemtrex Inc. and Streeterville Capital, LLC, dated August 30, 2023	Form S-1/A	4/30/24
10.18	Standstill Agreement between Cemtrex Inc. and Streeterville Capital, LLC dated January 12, 2023	Form S-1/A	4/30/24
14.1	Corporate Code of Business Ethics	Form 8-K	7/1/2016
21.1	Subsidiaries of Registrant	Form S-1	1/17/2024
23.1	Consent of Grassi & Co, CPAs, P.C.			X
23.2	Consent of The Doney Law Firm (included as Exhibit 5.1)			X
24.1	Power of Attorney (included in the signature page of this Registration Statement)			X
25.1**	Form T-1 Statement of Eligibility of Trustee for Debt Securities Indenture under the Trust Indenture Act of 1939
99.1	Order pursuant to Section 8A of the Securities Act – dated September 30, 2022	Form 8-K	10/4/2022
107	Filing Fee Table			X

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th day of December, 2024.

Cemtrex, Inc.

By:	/s/ Saagar Govil.
Saagar Govil
Chairman of the Board, CEO,
President & Secretary (Principal Executive Officer)

/s/ Paul J. Wyckoff.
Paul J. Wyckoff
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Saagar Govil and Paul Wyckoff, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

December 20, 2024	By:	/s/ Saagar Govil
Saagar Govil,
Chairman of the Board, CEO,
President & Secretary (Principal Executive Officer)

December 20, 2024	By:	/s/ Paul J. Wyckoff
Paul J. Wyckoff
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

December 20, 2024	By:	/s/ Manpreet Singh
Manpreet Singh,
Director

December 20, 2024	By:	/s/ Brian Kwon
Brian Kwon,
Director

December 20, 2024	By:	/s/ Metodi Filipov
Metodi Filipov, Director

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